Exhibit 10.1

PRESS RELEASE

Shlomo Sixt, a Leading Car Hire and Commercial Leasing Company, Uses uniPaaS to Develop a Real-Time Fleet Management System for Smartphones

Or Yehuda, Israel, November 9, 2011 – Magic Software Enterprises Ltd. (NASDAQ: MGIC), a global provider of mobile and cloud-enabled application and business integration platforms, today announced that Shlomo Sixt, the Israel-based leader in private and commercial operational car leasing, rental, and sales, has chosen Magic Software’s uniPaaS application platform to develop an innovative mobile system for managing the fleet of vehicles used by its fieldworkers.

The software was developed by the Shlomo Group IT department using the uniPaaS platform, which supports application deployment on multiple device types and mobile operating systems from a single development effort.

The new system enables company employees to use their smartphones to manage in real time the process of car delivery and return, including recording the exact location and condition of the vehicles, and also to integrate the data with other back-end systems.

“Thanks to the uniPaaS application platform and the close support provided by Magic Software, we were able to develop a complex system in a short amount of time and with a relatively small development team,” said Yuval Shani, manager of the Shlomo Group IT department.

“Magic Software’s technology for smartphone application development offers groundbreaking capabilities for enterprise IT,” said Eyal Pfeifel, CTO of Magic Software. “In the near future, uniPaaS developers will be able to run their applications on any popular smartphone without needing to modify or redevelop them in any way.”

About Shlomo Sixt

Shlomo Sixt has been the market leader in operational leasing for many years (according to BDI and D&B rankings). It provides a full suite of services targeted at commercial customers, including service and maintenance, road services, car replacement, fleet management, insurance, 24/7 call center, and more.

The company operates leases and rentals of over 76,000 vehicles for some 3,000 customers, including many of Israel's prominent local and internationally-based corporations.

For more information, visit www.shlomo.co.il.

About Magic Software

Magic Software Enterprises Ltd. (NASDAQ: MGIC) is a global provider of mobile and cloud-enabled application and business integration platforms.

For more information, visit www.magicsoftware.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product conditions, both here and abroad, release and sales of new products by strategic resellers and customers, and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.

Press contact:

Tania Amar
Magic Software Enterprises
Tel: +972 (0)3 538 9300
Email: tania@magicsoftware.com